UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, NY 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events.

On March 23, 2020, Intra-Cellular Therapies, Inc. (the “Company”) announced that CAPLYTA (lumateperone) is now available to pharmacies in the U.S. CAPLYTA is an oral, once daily medicine approved for the treatment of schizophrenia in adults.

The Company’s press release announcing the approval is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, the global spread of a novel strain of coronavirus, SARS-CoV-2, which causes coronavirus disease 2019 (COVID-19), as well as the Company’s actions to protect the health of its employees and the healthcare providers and patients it serves, and their families and communities, create a number of risks and uncertainties to the Company’s business which could have a material adverse effect on its business, results of operations and financial condition, described further below:

The outbreak of the novel strain of coronavirus, SARS-CoV-2, or similar public health crises, could have a material adverse impact on our business, financial condition and results of operations, including our commercial operations and sales, clinical trials and preclinical studies.

Public health crises, such as pandemics or similar outbreaks, could adversely impact our business. In December 2019, a novel strain of coronavirus, SARS-CoV-2, which causes coronavirus disease 2019 (COVID-19), surfaced in Wuhan, China. Since then, SARS-CoV-2 and COVID-19 have spread to multiple countries, including the United States. The COVID-19 pandemic is evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures. In response to the spread of SARS-CoV-2 and COVID-19, we have instructed the majority of our office-based employees to work from home. In connection with our commercial launch of CAPLYTA, which is approved by U.S. Food and Drug Administration for the treatment of schizophrenia in adults, our commercial organization and sales force and medical organization may have significantly reduced personal interactions with physicians and customers and increasingly conduct promotional activities virtually, and we may elect to cease in-person interactions with physicians and customers entirely for some period of time in the interest of employee and community safety. As a result of the COVID-19 outbreak, or similar pandemics, we may experience disruptions that could severely impact our business, including our ability to successfully commercialize our only commercial product, CAPLYTA, in the U.S., and these disruptions could negatively impact our sales of CAPLYTA. Business interruptions from the current or future pandemics may also adversely impact the third parties we rely on to sufficiently manufacture CAPYLTA and to produce our product candidates in quantities we require, which may impair the commercialization and our research and development activities.

We are currently conducting clinical trials for our product candidates in many countries, including the United States, Europe and Russia and may expand to other geographies. Timely enrollment of, completion of and reporting on our clinical trials is dependent upon these global clinical trial sites which are, or in the future may be, adversely affected by the COVID-19 outbreak or other pandemics. Some factors from the COVID-19 outbreak that may adversely affect the timing and conduct of our clinical trials and adversely impact our business generally, include but are not limited to delays or difficulties in clinical site initiation, diversion of healthcare resources away from clinical trials to pandemic concerns, limitations on travel, regulatory delays and supply chain disruptions.

The COVID-19 outbreak continues to rapidly evolve, and the extent to which the outbreak impacts our business, including our commercial results, clinical trials, and preclinical studies will depend on future developments, which are highly uncertain.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated March 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date: March 23, 2020